PLAN OF DOMESTICATION
OF
TEN HOLDINGS, INC.

This Plan of Domestication of TEN Holdings, Inc. (this "***Plan***") has been adopted by TEN HOLDINGS, INC., a Pennsylvania corporation (the "***Corporation***") as of the 23th day of July, 2024.

WHEREAS, the Corporation is a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania ("***Pennsylvania***") and is authorized to issue one hundred (100) shares of the Common Stock, no par value per share, of the Corporation (the "**Common Stock**");

WHEREAS, the Corporation wishes to change its domicile of incorporation from Pennsylvania to the State of Nevada ("***Nevada***") on the terms set forth herein; and

WHEREAS, Naoaki Mashita, the sole director of the Corporation (the "***Sole Director***"), and V-Cube, Inc., the sole shareholder of the Corporation (the "***Sole Shareholder***"), have adopted and approved this Plan and the transactions contemplated hereby pursuant to a Joint Action by Written Consent of Sole Director and Sole Shareholder filed with the Secretary of the Corporation as of the date hereof.

NOW THEREFORE, the Corporation agrees as follows:

1. Domestication. The Corporation shall convert from a Pennsylvania corporation to a Nevada corporation by domesticating in Nevada (the "***Domestication***") pursuant to Section 371 et. seq. of the Pennsylvania Business Corporation Law of 1988, as amended (the "***PA Corporate Law***") and Section 92A.270 of the Nevada Revised Statutes of Nevada (the "***NRS***"). Following the Domestication, the Corporation's name shall remain as TEN Holdings, Inc. and the Corporation shall be governed by the laws of Nevada.

2. Effective Time. The Domestication shall be effective as of 12:01 AM EST on July 24, 2024 (the "***Effective Time***"). As soon as practicable following the execution and delivery of this Plan, the proper officers of the Corporation shall execute and cause to be filed with the appropriate governmental authorities (a) a Statement of Domestication for filing with the Pennsylvania Department of State Bureau of Corporations and Charitable Organizations and (b) Articles of Domestication for filing with the Nevada Secretary of State to effect the Domestication.

3. Common Stock of the Corporation. At the Effective Time, by virtue of the Domestication and without any action on the part of the Sole Shareholder or the Corporation, each one (1) share of Common Stock, no par value per share, of the Corporation that is issued and outstanding and held by the Sole Shareholder immediately prior to the Effective Time (*i.e.*, at the time that the Corporation is still a Pennsylvania corporation) (the "***Authorized Pennsylvania Corporation Common Stock***"), shall automatically and immediately be converted into and become five hundred thousand (500,000) shares of the Common Stock, par value $0.0001, of the

Corporation described in Article V of the Articles of Incorporation for the Corporation as a Nevada corporation attached hereto as Exhibit A and effective at the Effective Time of the Domestication as provided in Section 6 below (the "***Authorized Nevada Corporation Common Stock***") (*i.e.*, the one hundred (100) Authorized Pennsylvania Corporation Common Stock, in the aggregate, held by the Sole Shareholder immediately prior to the Effective Time shall be converted automatically into fifty million (50,000,000) Authorized Nevada Corporation Common Stock, in the aggregate, at the Effective Time), all of which Authorized Nevada Corporation Common Stock held by the Sole Shareholder shall remain issued and outstanding from and after the Effective Time of the Domestication. Promptly following the Effective Time of the Domestication the original certificates evidencing all of the Authorized Pennsylvania Corporation Common Stock, in the aggregate, held by the Sole Shareholder immediately prior to the Effective Time shall be cancelled and the Corporation shall issue a stock certificate to the Sole Shareholder and update its books and records to reflect the issuance of fifty million (50,000,000) Authorized Nevada Corporation Common Stock, in the aggregate, to the Sole Shareholder .

4. Stock Certificates. Following the Effective Time, all the outstanding certificates which prior to the Effective Time represented Authorized Pennsylvania Corporation Common Stock held by the Sole Shareholder shall be deemed for all purposes to continue to evidence the Authorized Nevada Corporation Common Stock into which the shares represented by such certificates have been converted as provided in Section 3 above until the Corporation issues a stock certificate evidencing fifty million (50,000,000) Authorized Nevada Corporation Common Stock, in the aggregate, to the Sole Shareholder pursuant to Section 3 above. The Sole Shareholder shall, until the certificates evidencing the one hundred (100) Authorized Pennsylvania Corporation Common Stock shall have been cancelled have and be entitled to exercise any voting and other rights with respect to and receive any dividend and other distributions upon the shares of the Corporation evidenced by such outstanding certificate as above provided.

5. Succession. From and after the Effective Time, all the rights, privileges, debts, liabilities, powers and property of the Corporation as a Pennsylvania corporation shall continue to be the rights, privileges, debts, liabilities and powers of the Corporation as a Nevada corporation in the manner and as more fully set forth in Section 376 of the PA Corporate Law and Section 92A.270 of the NRS. Without limiting the foregoing, from and after the Effective Time, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, agreements, contracts and other assets of every kind and description of the Corporation as a Pennsylvania corporation shall continue to be vested in and devolved upon the Corporation as a Nevada corporation without further act or deed. All rights of creditors of the Corporation and all liens upon any property of the Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Corporation as a Pennsylvania corporation shall continue to be the obligations of the Corporation as a Nevada corporation.

6. Articles of Incorporation and Bylaws. At the Effective Time, by reason of the Domestication, (a) the Articles of Incorporation set forth in Exhibit A attached hereto and incorporated herein by this reference (the "***Articles of Incorporation***"), shall be and remain the Articles of Incorporation of the Corporation from and after the Domestication, until amended in accordance with the terms thereof and applicable Nevada law and (b) the Bylaws set forth in Exhibit B attached hereto and incorporated herein by this reference (the "***Bylaws***"), shall be and

remain the bylaws of the Corporation from and after the Domestication, until amended in accordance with the terms thereof and applicable Nevada law.

7. Directors and Officers. The Sole Director and the officers of the Corporation immediately prior to the Effective Time shall continue in the same office following the Effective Time of the Domestication until the expiration of their respective terms of office as set forth in the Bylaws.

8. Amendment. This Plan may be amended by the Sole Director and Sole Shareholder at any time prior to the Effective Time.

9. Abandonment or Deferral. At any time before the Effective Time, this Plan may be terminated and the Domestication may be abandoned by the Sole Director and Sole Shareholder or the consummation of the Domestication may be deferred for a reasonable period of time if in the opinion of the Sole Director and Sole Shareholder, such action would be in the best interests of the Corporation. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of the Corporation or its Sole Director or its Sole Shareholder with respect thereto, except that the Corporation shall pay all expenses incurred in connection with the Domestication.

Remainder of Page Intentionally Left Blank

Signature Page Follows

This Plan has been authorized, adopted, and approved by the Sole Director and Sole Shareholder pursuant to a Joint Action by Written Consent of Sole Director and Sole Shareholder filed with the Secretary of the Corporation as of the date hereof.

TEN HOLDINGS, INC.

By: Signed by: ______________________
834749295BDC4F8...
Randy W. Jones, President

EXHIBIT A

ARTICLES OF INCORPORATION

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation
☐ NRS 89 - Articles of Incorporation Professional Corporation
☐ NRS 80 - Foreign Corporation
☐ NRS 80 - Foreign Corporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ________________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

TEN Holdings, Inc.

2. Registered Agent for Service of Process: (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

Corporation Service Company

Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address	City	Nevada	Zip Code
		Nevada	

Mailing Address (if different from street address)	City	Nevada	Zip Code
112 North Curry Street	Carson City	Nevada	89703

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X ______________________________ 07/23/2024

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☒ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) Name: Naoaki Mashita; Country: USA
Street Address: 1170 Wheeler Way Suite 150; City: Langhorne; State: PA; Zip/Postal Code: 19047

2) Name: ; Country:
Street Address: ; City: ; State: ; Zip/Postal Code:

3) Name: ; Country:
Street Address: ; City: ; State: ; Zip/Postal Code:

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)

By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field.

Yes ☐

7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)

8. Authorized Shares: (Number of shares corporation is authorized to issue

NRS 80: Must include copy of the most recently filed in home jurisdiction setting forth the authorized stock of the corporation.)

Please indicate the break down of all corporate shares and the par value.

Number of Authorized shares with Par value:		Par value: $	
Number of Common shares with Par value:	**250,000,000**	Par value: $	**0.0001000000**
Number of Preferred shares with Par value:	1,000,000	Par value: $	0.0001000000
Number of shares with no par value:			

Foreign Corporations, NRS 80 only:

☐ This is a corporation is a unlimited stock corporation

☐ This is a corporation is a non-stock corporation.

If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80.
Name, Address and Signature of the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name	Country
Randy Jones	USA

Address	City	State	Zip/Postal Code
1170 Wheeler Way, Suite 150	Langhorne	PA	19047

X____________________________ (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Attached are Articles of Incorporation which supplement this Nevada Form Articles of Incorporation Domestic Corporation.

ARTICLES OF INCORPORATION
OF
TEN HOLDINGS, INC.

The undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the Nevada Revised Statutes of the State of Nevada (the "NRS"), certify as follows:

ARTICLE I

The name of the corporation is TEN Holdings, Inc. (the "Corporation").

ARTICLE II

The Corporation shall have a perpetual existence.

ARTICLE III

The address of the registered office of the Corporation in the State of Nevada is 112 North Curry Street, Carson City, NV 89703. The name of Corporation's registered agent in the State of Nevada at such address is Corporation Service Company.

ARTICLE IV

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

ARTICLE V

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Fifty One Million (251,000,000), consisting of: (i) 250,000,000 shares of common stock, $0.0001 par value per share ("Common Stock"), and (ii) 1,000,000 shares of preferred stock, $0.0001 par value per share ("Preferred Stock").

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock and any series as may be designated by the board of directors of the Corporation (the "Board of Directors") upon any issuance of the Preferred Stock of any series, in accordance with the applicable laws and regulations.

2. Voting.

   i. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by laws or regulations, holders of Common Stock shall not be entitled to vote on any amendment to this Articles of Incorporation (which, as used herein, shall mean the Articles of Incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Articles of Incorporation or the NRS). There shall be no cumulative voting in the election of directors or on any other matter.

   ii. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 78.390 of the NRS.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then-outstanding Preferred Stock.

B. PREFERRED STOCK.

1. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Nevada (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any wholly unissued series thereof or any holders thereof, and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

   i. the designation of the series, which may be by distinguishing number, letter or title;

   ii. the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

   iii. the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

   iv. the dates on which dividends, if any, shall be payable in respect of shares of the series;

   v. the redemption rights and price or prices, if any, for shares of the series;

   vi. the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

   vii. whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be

convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

viii. the rights of the holders of the shares of such series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation;

ix. restrictions on the issuance of shares of the same series or of any other class or series;

x. the voting powers, full or limited, or no voting powers, of the holders of shares of the series; and

xi. the manner in which any facts ascertainable outside of this Articles of Incorporation or the resolution or resolutions providing for the issuance of such series shall operate upon the voting powers, designations, preferences, rights, and qualifications, limitations, or restrictions of such series.

2. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 78.390 of the NRS.

ARTICLE VI

Unless and except to the extent that the bylaws of the Corporation (the "Bylaws") shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE VIII

The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a

"Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. Any amendment, repeal or modification of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, any other provision of this Articles of Incorporation, the Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, modify or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders, in accordance with the applicable laws and regulations. The stockholders of the Corporation may not adopt, amend or repeal the Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Articles of Incorporation, by the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of the Corporation entitled to vote thereon.

ARTICLE X

The Corporation shall have the right, subject to any express provisions or restrictions contained in this Articles of Incorporation or the Bylaws, from time to time, to amend, alter or repeal any provision of this Articles of Incorporation or a Preferred Stock Designation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Articles of Incorporation or any amendment thereof are conferred subject to such right.

ARTICLE XI

To the fullest extent and in the manner permitted by applicable laws and regulations, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation or of a class or series of stockholders may be taken without a meeting of the stockholders or of such class or series of stockholders upon the consent in writing signed by such stockholders who would have been entitled to vote the minimum number of votes that would be necessary to authorize the action at a meeting at which all the stockholders entitled to vote thereon were present and voting.

ARTICLE XII

Subject to the Bylaws, special meetings of stockholders may be called only by the Board of Directors, the chairperson of the Board of Directors, the Chief Executive Officer or the President (in the absence of a Chief Executive Officer), and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders at a meeting of stockholders shall be given in the manner provided by the Bylaws.

ARTICLE XIII

Unless the Corporation consents in writing to the selection of an alternative forum, the Supreme Court of Nevada of the State of Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the NRS or this Articles of Incorporation or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of this Articles of Incorporation or the Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Supreme Court having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Supreme Court of the State of Nevada dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Nevada. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIII

(including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XIV

Notwithstanding any other provisions of law, this Articles of Incorporation or the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article XIV or Article VI, VII, VIII, IX, X, XI, XII or XIII of this Articles of Incorporation.

I, the undersigned, do make, file and record these Articles of Incorporation, as of the 23rd day of July, 2024.

By: ____________________________
Randy Jones, President

EXHIBIT B

BYLAWS

BY-LAWS
OF
TEN HOLDINGS, INC.

ARTICLE I

CERTIFICATES OF STOCK

Section 1. <u>Certificates Representing Stock</u>.

(a) Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the board of directors (the "Board of Directors"), if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

(b) Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Nevada Revised Statutes and any other applicable laws and regulations. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

(c) The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Section 2. <u>Uncertificated Shares</u>. Subject to any conditions imposed by the Nevada Revised Statutes and any other applicable laws and regulations, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the Nevada Revised Statutes and any other applicable laws and regulations.

Section 3. <u>Fractional Share Interests</u>. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange

for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 4. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon, provided, however, that such surrender, endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement.

Section 5. Record Date For Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Nevada Revised Statutes or any other applicable laws and regulations, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the

corporation by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Nevada Revised Statutes or any other applicable laws and regulations, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Designation of Stocks. When the corporation is authorized to issue shares of more than one class or more than one series of any class, the corporation will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions of such rights, and, if the corporation shall be authorized to issue only special stock, the corporation will furnish to any stockholders upon request and without charge, details or summaries of the rights of the holders of such stock. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the shares of any class of stocks, shall hereinafter be prescribed by resolution of the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 1. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the articles of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Nevada Revised Statutes confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no

such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the articles of incorporation, except as any provision of law may otherwise require.

Section 2. <u>Stockholder Meetings</u>.

(a) Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, in accordance with the applicable laws and regulations. A special meeting shall be held on the date and at the time fixed by the directors.

(b) Place. Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Nevada, the principal place of business, or a place designated by the resolution of Board of Directors. If the corporation makes available a telephonic, electronic or other communication facility that permits all participants of a stockholder meeting to communicate adequately with each other during the meeting in accordance with the applicable laws and regulations, any person entitled to attend such meeting may participate by means of such communication facility in a manner allowed by the applicable laws and regulations, and any person participating in the meeting by such means is deemed to be present at the meeting.

(c) Call. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

(d) Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, manner, date, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Nevada Revised Statutes and any other applicable laws and regulations. Except as otherwise provided by the Nevada Revised Statutes and other applicable laws and regulations, a copy of the notice of any meeting shall be given, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he or she may have furnished by request in writing to the Secretary of the corporation. If a meeting is adjourned to another time, not more than thirty days hence, and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or

convened. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

(e) Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

(f) Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting-the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

(g) Proxy Representation. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that is irrevocable and, if, and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

(h) Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If any inspector or inspectors are not appointed, the person presiding at the meeting may, but need not appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all

challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or her or them and execute a certificate of any fact found by him or her or them.

(i) Quorum. The holders of at least one third of the outstanding voting shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. Once a quorum is established at any meeting of the stockholders, the voluntary withdrawal of any stockholder from the meeting shall not affect the authority of the remaining stockholders to conduct any business which properly comes before the meeting. In the absence of a quorum, the chairman of the meeting or stockholders present at the meeting may adjourn the meeting from day to day or time to time without further notice other than announcement at such meeting of such date, time and place of the adjourned meeting. At an adjourned meeting of the stockholders at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

(j) Voting. Each share of common stock shall entitle the holder thereof to one vote. The voting right of each share of preferred stock shall be prescribed by the Board of Directors. At each meeting of the stockholders, each stockholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada Revised Statutes and other applicable laws and regulations prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the articles of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Section 3. **Stockholder Action Without Meetings**. Any action required by the Nevada Revised Statutes and any other applicable laws and regulations to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, if permitted by the applicable laws and regulations.

ARTICLE III

DIRECTORS

Section 1. **Functions and Definition**. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the

phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 2. **Qualifications and Number**. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Nevada. The initial Board of Directors shall consist of at least one (1) person. Thereafter, the number of directors may be increased or decreased from time to time by action of the stockholders or of the directors.

Section 3. **Election and Term**. The first Board of Directors, unless the members thereof shall have been named in the articles of incorporation, shall be elected by the incorporator or incorporators and shall hold office until first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting resignation or removal. Except as the Nevada Revised Statutes may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Section 4. **Meetings**.

(a) Time. Meetings shall be held at such time as the Board of Directors shall fix.

(b) Place. Meetings shall be held at such place within or without the State of Nevada and in such manner as shall be fixed by the Board of Directors.

(c) Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or of a majority of the directors in office.

(d) Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting

is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

(e) Quorum and Action. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Nevada Revised Statutes, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Nevada Revised Statutes and these Bylaws which govern a meeting of the directors held to fill vacancies and newly created directorships in the Board of Directors or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

(f) Chairman of the Meeting. The Chairman of the Board of Directors, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board of Directors, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.

Section 5. **Removal of Directors**. Except as may otherwise be provided by the Nevada Revised Statutes or any other applicable laws and regulations, any director may be removed, with or without cause, by the resolutions of the Board of Directors.

Section 6. **Committees**. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and any committee charter documents, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, with the exception of any authority the delegation of which is prohibited by the Nevada Revised Statutes or by the applicable laws and regulations, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 7. **Written Action**. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all

members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8. **Board of Advisors**. The Board of Directors, in its discretion, may establish a Board of Advisors, consisting of individuals who may or may not be stockholders or directors of the corporation. The purpose of the Board of Advisors would be to advise the officers and directors of the corporation with respect to such matters as such officers and directors shall choose, and any other matters which the members of such Board of Advisors deem appropriate in furtherance of the best interest of the corporation. The Board of Advisors shall meet on such basis as the members thereof may determine. The Board of Directors may eliminate the Board of Advisors at any time for any reason. No member of the Board of Advisors, nor the Board of Advisors itself, shall have any authority of the Board of Directors or any decision-making power and shall be merely advisory in nature. Unless the Board of Directors determines another method of appointment, the President shall recommend possible members of the Board of Advisors to the Board of Directors, who shall approve such appointments or reject them.

ARTICLE IV

OFFICERS

Section 1. Officers. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such title as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him or her, no officer other than the Chairman or Vice-Chairman of the Board of Directors, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

Section 2. Term. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause. Otherwise, each officer appointed by the directors shall hold office until his or her successor is appointed or until the earlier of his or her resignation or death.

Section 3. Authority and Duties. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him or her. Any vacancy in any office may be filled by the Board of Directors.

ARTICLE V

PROTECTION OF DIRECTORS AND OFFICERS

Section 1. Indemnification. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or Officer of the corporation, or is or was serving at the request of the corporation as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the applicable laws and regulations from time to time against all expenses, liability, and loss (including attorneys' fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Section 2. Insurance. Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws and regulations, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the corporation, or is or was serving at the request of the corporation as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 3. Conflict of Interest. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's vote is counted for such purpose if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or

are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders holding a majority of the voting power (the votes of the common or interested directors may be counted); and (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction as set forth herein.

ARTICLE VI

MISCELLANEOUS

Section 1. Corporate Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe.

Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed and initially be December 31, and shall be subject to change, by the Board of Directors.

Section 3. Notices. Whenever under applicable law, the Articles of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director's address appearing on the records of the corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director's address appearing on the records of the corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the corporation.

Whenever under applicable law, the Articles of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by the Nevada Revised Statutes. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually

received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder's address appearing on the stock ledger of the corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder's address appearing on the stock ledger of the corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder's consent to receiving notice by means of electronic communication by giving written notice of such revocation to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the corporation's transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

"Electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including, but not limited to, transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

Without limiting the manner by which notice otherwise may be given effectively by the corporation to stockholders, any notice to stockholders given by the corporation under any provision of the Nevada Revised Statutes, the Articles of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder's consent by delivering written notice of such revocation to the corporation. Any stockholder who fails to object in writing to the corporation within sixty (60) days of having been given written notice by the corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

ARTICLE VII

AMENDMENT

These Bylaws may be adopted, amended or repealed at any time by the unanimous written consent of the Board of Directors, in accordance with the applicable laws and regulations.